As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1309529
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Capitol Street, Suite 3000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

WASTE MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 12, 2026)

(Full title of the plan)

Charles C. Boettcher

Chief Legal Officer

Waste Management, Inc.

800 Capitol Street, Suite 3000

Houston, Texas 77002

(Name and address of agent for service)

(713) 512-6200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY STATEMENT

In accordance with General Instruction E of Form S-8 under the Securities Act, the Registrant has filed this registration statement on Form S-8 to register the issuance of an additional 3,000,000 shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”) pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-135379) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 27, 2006, the Registration Statement on Form S-8 (Registration No. 333-159475) filed by the Registrant with the Commission on May 26, 2009, the Registration Statement on Form S-8 (Registration No. 333-181335) filed by the Registrant with the Commission on May 11, 2012, the Registration Statement on Form S-8 (Registration No. 333-204319) filed by the Registrant with the Commission on May 20, 2015, and the Registration Statement on Form S-8 (Registration No. 333-240211) filed by the Registrant with the Commission on July 30, 2020, are incorporated herein by reference except to the extent otherwise updated or modified by this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(b)	Quarterly Report on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026.

(c)	The description of the Registrant’s Common Stock on Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(d)	Current Reports on Form 8-K filed with the Commission on March 6, 2026, March 13, 2026, March 25, 2026, May 13, 2026, and May 14, 2026.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that a director or officer of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware (“DGCL”) as the same exists or may hereafter be amended. Any amendment, modification or repeal of this provision will not adversely affect any right or protection of a director or officer of the Registrant in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The Registrant’s Certificate of Incorporation and By-laws require that it provide indemnification to the maximum extent permitted from time to time under DGCL, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Registrant or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the Registrant is not required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification is not to be exclusive of other indemnification rights arising under its By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Additionally, the Registrant has direct contractual obligations to provide indemnification to each of the members of its Board of Directors and each of its executive officers. These agreements provide directors and executive officers with the same indemnification by the Registrant as described above and assure directors and executive officers that indemnification will continue to be provided despite future changes in the By-laws of the Registrant.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description
4.1	—	Fourth Restated Certificate of Incorporation of Waste Management, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K dated May 14, 2024).

4.2	—	Amended and Restated By-laws of Waste Management, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K dated November 6, 2023).

5.1*	—	Opinion of Courtney Tippy.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Courtney A. Tippy (included in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	—	Waste Management, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Form 8-K dated May 14, 2026).

107.1*	—	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 31st day of July, 2026.

WASTE MANAGEMENT, INC.

By:	/s/ James C. Fish, Jr.
James C. Fish, Jr.
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James C. Fish Jr., John J. Morris, Jr., David L. Reed and Charles C. Boettcher, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. FISH, JR.	Chief Executive Officer and Director	July 31, 2026
James C. Fish, Jr.	(Principal Executive Officer)

/s/ DAVID L. REED	Executive Vice President and	July 31, 2026
David L. Reed	Chief Financial Officer
(Principal Financial Officer)

/s/ JOHN CARROLL	Vice President and Chief Accounting Officer	July 31, 2026
John Carroll	(Principal Accounting Officer)

/s/ THOMAS L. BENÉ	Director	July 31, 2026
Thomas L. Bené

/s/ BRUCE E. CHINN	Director	July 31, 2026
Bruce E. Chinn

/s/ ANDRÉS R. GLUSKI	Director	July 31, 2026
Andrés R. Gluski

/s/ VICTORIA M. HOLT	Director	July 31, 2026
Victoria M. Holt

/s/ KATHLEEN M. MAZZARELLA	Chair of the Board and Director	July 31, 2026
Kathleen M. Mazzarella

/s/ SEAN E. MENKE	Director	July 31, 2026
Sean E. Menke

/s/ WILLIAM B. PLUMMER	Director	July 31, 2026
William B. Plummer

/s/ MARYROSE T. SYLVESTER	Director	July 31, 2026
Maryrose T. Sylvester